Exhibit 10.3

BORGWARNER INC.
2018 STOCK INCENTIVE PLAN

Performance Share Award Agreement

BorgWarner Inc., a Delaware corporation (the “Company”) hereby awards to the Employee indicated below a Performance Share Award (the “Award”) under the BorgWarner Inc. 2018 Stock Incentive Plan (the “Plan”), as specified below, effective as of the Grant Date, according to the terms and conditions of this Performance Share Award Agreement (this “Agreement”) and the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
Grant Information:
Employee Name:
Employee Address:
Grant Date:    February 11, 2020
Target Number of Performance Shares:     (a)
(b)
(c)
Performance Period: January 1, 2020 to December 31, 2022
Performance Measures:

(a)	Company’s Total Shareholder Return Percentile Rank Among Total Shareholder Return of the Peer Group Companies

(b)	Relative Revenue Growth

(c)	Adjusted Earnings Per Share
Terms and Conditions

1.	Performance Goals.

(a)
The number of Performance Shares specified in (a) to be earned under this Agreement shall be based upon the Company’s Total Shareholder Return as compared to the Total Shareholder Return of companies in the Peer Group (identified in Exhibit A) for the Performance Period. For this purpose, “Total Shareholder Return” shall be determined as follows:

Total Shareholder        =    Change in Stock Price + Dividends Paid
    Return (“TSR”)                Beginning Stock Price
“Beginning Stock Price” shall mean the closing price as reported on the New York Stock Exchange Composite Tape of one (1) share of stock on the last trading day immediately prior to

Exhibit 10.3

the first day of the Performance Period. “Ending Stock Price” shall mean the closing price as reported on the New York Stock Exchange Composite Tape of one (1) share of stock for the last trading day immediately prior to the end of the Performance Period. “Change in Stock Price” shall mean the difference between the Beginning Stock Price and the Ending Stock Price. Finally, “Dividends Paid” shall mean the total of all dividends paid on one (1) share of stock during the Performance Period, provided that dividends shall be treated as though they are reinvested on their respective payment dates.
Following the TSR determination, the Company’s Percentile Rank shall be determined as follows:

Percentile Rank		Company Rank minus one
	=	Total Number of Companies in the Peer Group.

Company Rank shall be determined by listing, from highest TSR to lowest TSR, each company in the Peer Group plus the Company and counting up from the company with the lowest TSR.
The percent of the Target Number of Performance Shares specified in (a) earned under the Total Shareholder Return Performance Measure shall then be determined based on the following chart:

Company’s Percentile Rank	Percent of Target Number of Performance Shares Earned

75th and above 65th 50th 35th 25th Below 25th	200.0% 160.0% 100.0% 55.0% 25.0% 0.0%

Interpolation shall be used to determine the percent of Target Number of Performance Shares earned in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above chart.

(b)
The number of Performance Shares specified in (b) to be earned under this Agreement shall be based upon the Company’s Relative Revenue Growth. For this purpose, Relative Revenue Growth is defined as the percentage by which the Company’s compound annual percentage change in revenue, excluding the impact of changes in foreign currency exchange rates and merger, acquisition and divestiture activity, for the Performance Period exceeds the compound annual percentage change in the vehicle market for the Performance Period.

The percentage change in the vehicle market will be determined by weighting the change in vehicle production over the Performance Period among the passenger car, on-highway

Exhibit 10.3

commercial vehicle and off-highway commercial vehicle markets across the geographic markets of North America, South America, Europe, China, India, Japan and South Korea in proportion to the Company’s revenue distribution at the end of the Performance Period across those same geographic vehicle market segments.
The percent of the Target Number of Performance Shares specified in (b) earned under the Relative Revenue Growth Performance Measure shall then be determined based on the following chart:

Company’s Percentage Change in Revenue above Weighted Percentage Change in Vehicle Market	Percent of Target Number of Performance Shares Earned
6% and above	200.00%
4%	100.00%
2%	50.00%
Less than 2%	0.00%

Interpolation shall be used to determine the percent of Target Number of Performance Shares earned in the event the Company’s percentage change in revenue above the weighted percentage change in the vehicle market does not fall directly on one of the percentages listed in the above chart.

(c)
The number of Performance Shares specified in (c) to be earned under this Agreement shall be based upon the Company’s adjusted 2022 Earnings Per Share (EPS). For this purpose, adjusted EPS is defined as the

Adjusted 2022 EPS = 2022 Adjusted Earnings
Number of Diluted Shares
The percent of the Target Number of Performance Shares specified in (c) earned under the 2022 Adjusted Earnings Per Share shall then be determined based on the following chart:

2022 Adjusted Earnings Per Share	Percent of Target Number of Performance Shares Earned
$5.90	200.00%
$5.20	100.00%
$4.50	50.00%
Less than $4.50	0.00%

Interpolation shall be used to determine the percent of Target Number of Performance Shares earned in the event the Company’s 2022 Adjusted Earnings Per Share does not fall directly on one of the dollar amounts listed in the above chart. At any time before Shares are issued to the Employee pursuant to this subsection (c), the Committee may adjust the 2022 Adjusted Earnings Per Share amounts or the Percent of Target Number of Performance Shares Earned percentages, as set forth in the chart above, if it determines, in its sole discretion, that such adjustment(s) are necessary or equitable, including, without limitation, to reflect (i) changes in law

Exhibit 10.3

or accounting rules, (ii) a merger, acquisition, divestiture or other similar transaction, or (iii) any other event or circumstance that was not taken into account when the goals in the chart above were determined.

2.
Form and Timing of Payment of Performance Shares. The Company shall deliver to the Employee one Share in settlement of each earned Performance Share. At the end of the Performance Period, the Committee shall determine, in its sole discretion, the number of Performance Shares that have been earned based on the achievement of the Performance Goals described in Section 1 of this Agreement. Except as otherwise provided in Section 4, payment shall be made as soon as administratively practicable in the year after the year in which the Performance Period ends, but in any event, no later than March 15 of the year following the year in which the Performance Period ends.

3.
Termination of Employment. Except as otherwise provided in this Section 3 or Section 4, the Employee shall be eligible for payment of earned Performance Shares, as specified in Section 2, only if the Employee’s employment with the Company continues through the end of the Performance Period and the Employee does not give notice of the Employee’s voluntary Termination of Employment on or before the end of the Performance Period. Notwithstanding the foregoing, unless otherwise determined by the Committee, in its sole discretion, at the time of the Employee’s Termination of Employment, the following provisions shall apply.

(a)
Termination for Cause. If the Employee experiences a Termination of Employment for Cause at any time prior to the payment of Shares in settlement of this Award, then the Employee shall forfeit any rights under this Award, including, for the avoidance of doubt, rights with respect to any earned Performance Shares.

(b)
Death, Disability, Retirement or Involuntary Termination without Cause . If the Employee experiences a Termination of Employment prior to the end of the Performance Period due to the Employee’s death, Disability, Retirement or involuntary termination without Cause, the Committee at its sole discretion, may waive the requirement that the participant must be employed by the Company through the end of the Performance Period. In such case, the Employee shall be eligible for all or that proportion of the Performance Shares earned (determined at the end of the Performance Period and based on actual results). Such proportion shall be calculated as follows, rounded down to the nearest whole number: (i) the total number of Performance Shares that the Employee would have earned absent the Employee’s Termination of Employment, calculated according to Section 1 of this Agreement multiplied by (ii) a fraction, the numerator of which equals the total number of full months that the Employee was employed during the Performance Period, and the denominator of which equals the total number of full months during the Performance Period.

(c)
Effective Date of Termination of Employment. For purposes of this Agreement, any Termination of Employment shall be effective as of the earlier of (1) the date that the Company receives the Employee’s notice of resignation of employment, or (2) the date that the Employee ceases to actively provide services. In connection with the foregoing, the applicable termination date shall not be extended by any notice period mandated under local law (e.g., “garden leave” or similar period pursuant to local law), and the Company shall have the exclusive discretion to determine when the Employee is no longer actively providing services for purposes of this Award. Notwithstanding the foregoing, the Employee will be deemed to have experienced a Termination of Employment upon the Employee’s “separation from service” within the meaning of Section 409A of the Code to the extent this Award is subject to Section 409A of the Code.

4.
Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 15 of the Plan, provided, however, that for purposes of Section 15.1(a)(5), an Employee will be considered to have terminated the Employee’s employment or service for “good reason” if the Employee’s

Exhibit 10.3

termination either (a) meets the requirements set forth in Exhibit B attached to this Agreement or (b) constitutes a “good reason” termination under the Employee’s employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company, or any affiliate thereof, if any.

5.
Stockholder Rights. The Employee shall have no rights as a stockholder, (including rights to dividends) with respect to the Stock underlying the Performance Shares unless and until Shares are delivered to the Employee under this Agreement.

6.
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Employee or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Employee acknowledges that the ultimate liability for all taxes legally due by the Employee is and remains the Employee’s responsibility, and the Company: (a) makes no representations or undertakings regarding the tax treatment of this Award; and (b) does not commit to structure the terms of this Award to reduce or eliminate the Employee’s tax liability.

7.	Acquisition of Shares for Investment Purposes Only. By accepting this Award, the Employee hereby agrees with the Company as follows:

(a)
The Employee shall acquire the Shares issuable with respect to the Performance Shares granted hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws.

(b)
If any Shares acquired with respect to the Performance Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Employee under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing.

8.	Miscellaneous.

(a)
Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company, and shall not be subject to execution, attachment or similar process.

(b)
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Employee or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at his or her address set forth above under the heading “Grant Information,” or such other address as he or she may designate in writing to the Company, or to the Attention: Executive Compensation, BorgWarner Inc., at its headquarters office or such other address as the Company may designate in writing to the Employee.

Exhibit 10.3

(c)
Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)
Governing Law. This grant of Performance Shares and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

(e)
Provisions of Plan. The Performance Shares provided for herein are granted pursuant to the Plan, and said Performance Shares and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or expressly cited herein. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Employee. If there is any conflict between the terms of this Agreement and the terms of the Plan, other than with respect to any provisions relating to Termination of Employment or Change in Control, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement to the minimum extent necessary to resolve the conflict. Notwithstanding any terms of the Plan to the contrary, the termination provisions of Section 3 and the change in control provisions of Section 4 of this Award control.

(f)
Section 16 Compliance. To the extent necessary to comply with, or to avoid disgorgement of profits under the short-swing matching rules of, Section 16 of the Exchange Act, the Employee shall not sell or otherwise dispose of the Shares issued as payment for any earned Performance Shares.

(g)
409A Six Month Delay. If the Employee is a “specified employee” within the meaning of Section 409A of the Code at the time of the Employee’s Termination of Employment, then any payment made to the Employee as a result of such Termination of Employment shall be delayed for six months following the Employee’s termination to the extent required by Section 409A of the Code.

(h)
No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of the Employee at any time.

(i)
Discretionary Nature of Plan; No Right to Additional Awards. The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of an Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an Award or benefits in lieu of an Award. Future Awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Shares subject to the award, and the vesting provisions.

(j)
Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, Awards are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(k)
Acceptance of Award. By accepting this Award, the Employee agrees to accept all the terms and conditions of the Award, as set forth in this Agreement and in the Plan. This Agreement shall not be effective as a Performance Share Award if a copy of this Agreement is not signed by the

Exhibit 10.3

Employee and returned to the Company (unless the Employee accepts this award in an alternative means approved by the Company, which may include electronic acceptance).

(l)	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.

(m)	Amendment of the Agreement. Except as otherwise provided in the Plan, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

(n)	Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

(o)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Performance Shares by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(p)
Entire Agreement; Headings. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

(q)	Year. All references to “year” in this Agreement refer to the calendar year, unless otherwise stated.

*    *    *    *    *

IN WITNESS WHEREOF, BORGWARNER INC. and the Employee have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

By:

Title: Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement, the Addendum and the Plan. I agree to be bound by all of the provisions set forth in this Agreement, the Addendum and the Plan.

Date        Employee

EXHIBIT Q

Exhibit A

BorgWarner Inc.
2018 Stock Incentive Plan
Performance Share Award Agreement

The following companies represent the Peer Group:

American Axle & Manufacturing Holdings, Inc.	Flowserve Corporation	PACCAR Inc.
Aptiv PLC	Goodyear Tire & Rubber Company	Parker-Hannifin Corporation
Autoliv, Inc.	Ingersoll-Rand Plc	Stanley Black & Decker, Inc.
Cooper-Standard Holdings Inc.	Lear Corporation	Tenneco Inc.
Cummins Inc.	Meritor, Inc.	Terex Corporation
Dana Holding Corporation	Navistar International Corporation	Textron Inc.
Eaton Corporation plc	Oshkosh Corporation	Visteon Corporation

EXHIBIT Q

Exhibit B
To Performance Share Agreement

Definition of “Good Reason”

For purposes of Section 4 of the Agreement, the Employee will be treated as having terminated the Employee’s employment for “good reason” if, after a Change in Control, the Employee terminates employment after any of the following events occurs:

a)
the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

b)	any failure by the Company to:

1.
pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Employee by the Company and its affiliated companies in respect of the twelve‑month period immediately preceding the month in which the Change in Control occurs; or

2.
provide the Employee, for each fiscal year ending prior to the second anniversary of the effective date of the Change in Control, an annual bonus (the “Annual Bonus”) opportunity at least equal to the Employee’s average of the bonuses paid or payable under the Company’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan, in respect of the last three full fiscal years prior to the date of the Change in Control (or, if the Employee was first employed by the Company after the beginning of the earliest of such three fiscal years, the average of the bonuses paid or payable under such plan(s) in respect of the fiscal years ending before the date of the Change in Control during which the Employee was employed by the Company, with such bonus being annualized with respect to any such fiscal year if the Employee was not employed by the Company for the whole of such fiscal year), in either case, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

c)	the Company’s requiring the Employee, without the Employee’s consent, to:

1.	be based at any office or location that is more than 35 miles from the location where the Employee was employed immediately preceding the date of the Change in Control; or

2.	travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

For purposes of this Exhibit, any good faith determination of “good reason” made by the Employee shall be conclusive.